UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
Item 7.01.    Regulation FD Disclosure.
On August 4, 2026, Match Group, Inc. (“Match Group”) published a press release and prepared remarks, each of which included results for the quarter ended June 30, 2026. The press release and prepared remarks are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. Match Group has also posted supplemental investor materials on the "Investor Relations" section of its website at https://ir.mtch.com.
Exhibits 99.1 and 99.2 are being furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”
Item 8.01.    Other Events.
On August 4, 2026, Match Group announced that its Board of Directors declared a cash dividend of $0.20 per share of its outstanding common stock, payable on October 20, 2026 to stockholders of record as of the close of business on October 5, 2026.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated August 4, 2026.
99.2	Prepared Remarks dated August 4, 2026.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Steven Bailey
Steven Bailey
Chief Financial Officer

Date: August 4, 2026